As filed with the Securities and Exchange Commission on January 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	38-3826477
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 Olathe Boulevard

Kansas City, KS 66103

(913) 951-2132

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven St. Peter, M.D.

President and Chief Executive Officer

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

(913) 951-2132

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq. B. Shayne Kennedy, Esq. Latham & Watkins LLP John Hancock Tower, 20th Floor 200 Clarendon Street Boston, MA 02116 (617) 948-6000	Donald J. Murray, Esq. Eric W. Blanchard, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-193324

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (4)(5)
Common Stock, $0.001 par value per share	1,150,000	$18.70	$21,505,000	$2,770

(1)	Includes 150,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-193324), is hereby registered.
(4)	Calculated pursuant to Rule 457(c) based on an estimate of the proposed maximum aggregate offering price. The Registrant previously registered 6,325,000 shares of Common Stock with a proposed maximum aggregate offering price of $119,605,750 on a Registration Statement on Form S-1 (File No. 333-193324), as amended, which was declared effective on January 28, 2014, and for which a filing fee of $15,406 was previously paid.
(5)	The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on January 29, 2014), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-193324), initially filed with the Commission by the Registrant on January 13, 2014 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on this 29th day of January, 2014.

ARATANA THERAPEUTICS, INC.

By:	/s/ Steven St. Peter
Steven St. Peter, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven St. Peter Steven St. Peter, M.D.	President, Chief Executive Officer and Director (principal executive officer)	January 29, 2014

/s/ Craig A. Tooman Craig A. Tooman	Chief Financial Officer (principal financial and accounting officer)	January 29, 2014

* Jay Lichter, Ph.D.	Chairman of the Board of Directors	January 29, 2014

* Robert “Rip” Gerber	Director	January 29, 2014

* Ronald L. Meeusen, Ph.D.	Director	January 29, 2014

* Linda Rhodes, V.M.D., Ph.D.	Director and Chief Scientific Officer	January 29, 2014

* John Vander Vort, Esq.	Director	January 29, 2014

* Wendy L. Yarno	Director	January 29, 2014

* By:	/s/ Steven St. Peter
Steven St. Peter Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of Polsinelli PC

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises, Independent Auditors

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.5	Consent of Polsinelli PC (included in Exhibit 5.2)

24.1(1)	Power of Attorney

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193324), initially filed with the Securities and Exchange Commission on January 13, 2014 and incorporated by reference herein.